UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2012

Marathon Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35054	27-1284632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

	539 South Main Street Findlay, Ohio	45840-3229
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(419) 422-2121

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2012, Marathon Petroleum Corporation (“MPC”) amended its existing revolving credit facility by entering into a First Amendment (the “First Amendment”) to the Revolving Credit Agreement, dated as of September 14, 2012 (as amended, the “Credit Agreement”), with JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, and the various commercial financial institutions that are lending parties thereto. A summary of the terms of the Credit Agreement as originally entered into may be found in the Current Report on Form 8-K filed by MPC on September 20, 2012, which summary is incorporated herein by reference.

The First Amendment increases, subject to the satisfaction of certain conditions precedent, the aggregate amount of lender commitments under the Credit Agreement by $500.0 million to a total amount of $2.5 billion. The availability of additional borrowings pursuant to the commitment increase is subject to certain conditions precedent to be satisfied at the time of such additional borrowings, including, without limitation, that the transactions contemplated by the Purchase and Sale Agreement, made and entered into as of October 7, 2012 (the “Purchase and Sale Agreement”), by and among BP Products North America Inc., BP Pipelines (North America) Inc. and Marathon Petroleum Company LP, a wholly-owned subsidiary of MPC, are consummated materially in accordance with the terms of the Purchase and Sale Agreement on or prior to April 1, 2013. A summary of the terms of the Purchase and Sale Agreement may be found in the Current Report on Form 8-K filed by MPC on October 9, 2012.

In addition, the First Amendment increases the amount of permissible securitization indebtedness that MPC may incur under the negative covenants of the Credit Agreement by $350.0 million up to a total of $1.350 billion. Except as set forth in the First Amendment, all other terms and conditions of the Credit Agreement remain in full force and effect.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

10.1	First Amendment, dated December 20, 2012, to the Revolving Credit Agreement, dated as of September 14, 2012, by and among MPC, as borrower, the commercial financial institutions that are lender parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: December 21, 2012	By:	/s/ Donald C. Templin
Name: Donald C. Templin
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment, dated December 20, 2012, to the Revolving Credit Agreement, dated as of September 14, 2012, by and among MPC, as borrower, the commercial financial institutions that are lending parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent.